                                                           Exhibit 99.23(a)(iii)

                         LORD ABBETT RESEARCH FUND, INC.

                            CERTIFICATE OF CORRECTION

     Lord Abbett Research Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (hereinafter, the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The title of the document being corrected is:

               Lord Abbett Research Fund, Inc.
               Articles of Restatement

     SECOND: The only party to the document being corrected is Lord Abbett Research Fund, Inc.

     THIRD: The document being corrected was filed with the State Department of Assessments and Taxation of Maryland on March 18, 1998.

     FOURTH: The document being corrected recites, among other things, Articles Supplementary that were filed October 9, 1997 with the State Department of Assessments and Taxation of Maryland. Those Articles Supplementary are being corrected by a Certificate of Correction dated April 25, 2003. This Certificate of Correction is being filed only to reflect the correction to the Articles Supplementary that are recited by the Articles of Restatement.

         (1) The relevant provisions in the document as previously filed appeared at the bottom of the fifth page and read as follows:

     On October 9, 1997, the Articles of Incorporation of the Corporation were further supplemented by the filing of Articles Supplementary with the State Department of Assessments and Taxation of Maryland which, pursuant to the authority of the Board of Directors of the Corporation to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, classified and reclassified 30,000,000 authorized but unissued Class A shares as Class Y shares of the Small-Cap Series. Such Articles Supplementary further provided that subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Class Y stock of the Small-Cap Series shall be invested in the same investment portfolio as the Class A, Class B and Class C stock of the Small-Cap Series and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation and shall be subject to all other provisions of the Articles of Incorporation relating to stock of the Corporation generally.]

         (2) The provision in the document as corrected reads as follows:

     On October 9, 1997, the Articles of Incorporation of the Corporation were further supplemented by the filing of Articles Supplementary with the State Department of Assessments and Taxation of Maryland which, pursuant to the authority of the Board of Directors of the Corporation to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, classified and reclassified 30,000,000 authorized but unissued and unclassified shares of the Corporation as Class Y shares of the Small-Cap Series. Such Articles Supplementary further provided that subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Class Y stock of the Small-Cap Series shall be invested in the same investment portfolio as the Class A, Class B and Class C stock of the Small-Cap Series and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation and shall be subject to all other provisions of the Articles of Incorporation relating to stock of the Corporation generally.]

     IN WITNESS WHEREOF, Lord Abbett Research Fund, Inc. has caused this Certificate of Correction to be signed in its name and on its behalf by one of its Vice Presidents and witnessed by one of its Assistant Secretaries on April 25, 2003.

                                     LORD ABBETT RESEARCH FUND, INC.


                                     By:    /s/ PAUL A. HILSTAD
                                            -------------------
                                            Paul A. Hilstad
                                            Vice President and Secretary

WITNESS:


/s/ CHRISTINA T. SIMMONS
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Christina T. Simmons
Assistant Secretary